UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2006

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd. Alomonte Springs, Suite 3000, Florida 32714

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2006, VoIP, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Anthony J. Cataldo, whereby Mr. Cataldo will serve as the Company’s executive chairman and chief executive officer. The Agreement is for a term of three (3) years and provides for, among other things: (i) annual base compensation to Mr. Cataldo of $250,000, (ii) a monthly vehicle allowance of $1,500, and (iii) a quarterly bonus of $15,000. The Agreement also provides for the award of 10,000,000 stock options which can only be issued upon sufficient underlying shares of common stock being authorized and available which would require Shareholder Approval.. The options will be exercisable to purchase 10,000,000 shares of the Company’s common stock at $0.01 a share for a period of five (5) years from the effective date of the Agreement.  The options contain a cashless exercise provision and certain anti-dilution protections. Mr. Cataldo was also granted cost free piggyback registration rights with respect to the common stock underlying the options.

The Company contemplates that the issuances of the common shares shall be exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.

Date: September 19, 2006
By: /S/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer